Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	48-1090909
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

5775 Roscoe Court, San Diego, California 92123
  (Address of Principal Executive Office) (Zip Code)

ENCORE CAPITAL GROUP, INC. 1999 EQUITY PARTICIPATION PLAN
(Full Title of the Plan)

Carl C. Gregory, III
President and Chief Executive Officer
ENCORE CAPITAL GROUP, INC.
5775 Roscoe Court
San Diego, California 92123
(Name and Address of Agent for Service)

(877) 445-4581
(Telephone Number, Including Area Code, of Agent For Service)

With copy to:
Steven D. Pidgeon
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
(602) 382-6000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $0.01 par value	1,300,000	$7.30	$9,490,000	$767.74

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the last reported sale of the Registrant’s Common Stock on June 4, 2003.

        This Registration Statement also relates to the Form S-8 Registration Statement No. 333-36182 of MCM Capital Group, Inc. (which changed its name to Encore Capital Group, Inc. on April 2, 2002), filed on May 3, 2000, and the Form S-8 Registration Statement No. 333-97297 of Encore Capital Group, Inc. filed on July 30, 2002, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statements the Registrant registered an aggregate of 1,300,000 shares of common stock for issuance under the Encore Capital Group, Inc. 1999 Equity Participation Plan. This Registration Statement reflects the further amendment to the 1999 Equity Participation Plan increasing the number of shares authorized to be issued thereunder from 1,300,000 shares to 2,600,000 shares.

        Item 8. Exhibits.

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as currently in effect
(incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the
Registration Statement on Form S-1 of MCM Capital Group, Inc. filed on June 14,
1999 ("Amendment No. 2") and Exhibit 3.1 to Form 8-K of MCM Capital Group, Inc.
filed on April 4, 2002).
4.2	By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 12, 2002).
4.3	Encore Capital Group, Inc. 1999 Equity Participation Plan, as amended and restated (incorporated by reference to Appendix A to the Company's proxy statement dated October 4, 2002).
4.4	Form of Option Agreement under Encore Capital Group, Inc. 1999 Equity Participation Plan (incorporated by reference to Exhibit 10.24 to Amendment No.2).
5	Opinion of Snell & Wilmer L.L.P. (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of BDO Seidman, LLP (filed herewith).
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney (filed herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 6th day of June, 2003.

ENCORE CAPITAL GROUP, INC., a Delaware corporation

By: /s/ Carl C. Gregory, III
Carl C. Gregory, III
President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date
/s/ Carl C. Gregory, III Carl. C. Gregory, III	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2003
/s/ Barry R. Barkley Barry R. Barkley	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 6, 2003
/s/ Eric D. Kogan* Eric D. Kogan	Chairman of the Board of Directors	June 6, 2003
/s/ Peter W. May* Peter W. May	Director	June 6, 2003
Robert M. Whyte	Director	June ___, 2003
/s/ Raymond Fleming* Raymond Fleming	Director	June 6, 2003
/s/ Richard A. Mandell* Richard A. Mandell	Director	June 6, 2003
/s/ Alexander Lemond* Alexander Lemond	Director	June 6, 2003
Neville J. Katz	Director	June ___, 2003
/s/ Nelson Peltz* Nelson Peltz	Director	June 6, 2003
* /s/ Carl C. Gregory, III

As attorney-in-fact pursuant to power of attorney dated on or about June 3, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as currently in effect
(incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the
Registration Statement on Form S-1 of MCM Capital Group, Inc. filed on June 14,
1999 ("Amendment No. 2") and Exhibit 3.1 to Form 8-K of MCM Capital Group, Inc.
filed on April 4, 2002).
4.2	By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 12, 2002).
4.3	Encore Capital Group, Inc. 1999 Equity Participation Plan, as amended and restated (incorporated by reference to Appendix A to the Company's proxy statement dated October 4, 2002).
4.4	Form of Option Agreement under Encore Capital Group, Inc. 1999 Equity Participation Plan (incorporated by reference to Exhibit 10.24 to Amendment No.2).
5	Opinion of Snell & Wilmer L.L.P. (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of BDO Seidman, LLP (filed herewith).
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney (filed herewith).

Exhibit 5

June 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Encore Capital Group, Inc. 1999 Equity Participation Plan

Ladies and Gentlemen:

        We have acted as counsel to Encore Capital Group, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, relating to the registration of 1,300,000 shares of its common stock, $.01 par value (the “Shares”), issuable pursuant to the Encore Capital Group, Inc. 1999 Equity Participation Plan (the “Plan”).

        In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation and Bylaws of the Company. Based upon the foregoing, we are of the opinion that:

i.	The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

ii.	The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ SNELL & WILMER L.L.P.

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Participation Plan of Encore Capital Group, Inc. of our report dated February 2, 2001 with respect to the consolidated financial statements of Encore Capital Group, Inc. (formerly MCM Capital Group, Inc.) for the year ended December 31, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri
June 5, 2003

Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Encore Capital Group, Inc. 1999 Equity Participation Plan, of our report dated February 18, 2003 with respect to the consolidated financial statements of Encore Capital Group, Inc., included in its Annual Report on Form 10-K as of and for the year ended December 31, 2002.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Costa Mesa, California
June 5, 2003

Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CARL C. GREGORY, III and BARRY R. BARKLEY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the Encore Capital Group, Inc. 1999 Equity Participation Plan, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

June 3, 2003	/s/ Eric D. Kogan Eric D. Kogan
June 3, 2003	/s/ Peter W. May Peter W. May
June 2, 2003	/s/ Richard A. Mandell Richard A. Mandell
June _, 2003	Robert M. Whyte
June 3, 2003	/s/ Raymond Fleming Raymond Fleming
June 3, 2003	/s/ Alexander Lemond Alexander Lemond
June _, 2003	Neville J. Katz
June 3, 2003	/s/ Nelson Peltz Nelson Peltz